                                                                    Exhibit 99.1


[APACHE LETTERHEAD]



CONTACTS:

(MEDIA):          BILL MINTZ                (713) 296-7276
                  TONY LENTINI              (713) 296-6227
                  DAVID HIGGINS             (713) 296-6690

(INVESTOR):       ROBERT DYE                (713) 296-6662

(WEB SITE):       WWW.APACHECORP.COM


                                              FOR RELEASE AT 8 A.M. CENTRAL TIME


                APACHE THIRD-QUARTER EARNINGS OF $1.69 PER SHARE

             FUELED BY RECORD OIL AND GAS PRODUCTION, STRONG PRICES

         Houston, Oct. 23, 2003 - Apache Corporation (NYSE: APA) today reported that record production and continued strong commodity prices fueled third-quarter earnings of $276 million, or $1.69 per diluted common share, compared with $145 million, or 95 cents per diluted share, in the prior-year period.

         Absent the impact of non-cash foreign currency fluctuations on deferred taxes, Apache would have earned $1.81 per share.

         Apache produced 449,034 barrels of oil equivalent (boe) per day in the third quarter, up 34 percent from the year-earlier period and a 5 percent increase from the second quarter of 2003. Cash from operations was a record $730 million, up 81 percent from the year-earlier period and a 14 percent increase from the second quarter of 2003. (Please see below for Apache's calculations of cash from operations and earnings excluding the impact of non-cash foreign currency fluctuations, which are non-GAAP measures.)

         Oil production rose 51 percent to 228,698 barrels per day in the third quarter, compared with 151,143 barrels per day in the year-earlier period. Natural gas production averaged 1.26 billion cubic feet (Bcf) per day, up 19 percent from 1.06 Bcf per day in the prior-year period. Natural gas liquids production averaged 9,686 barrels per day, up from 8,081 barrels per day in the prior-year period.

                                     -more-

           APACHE THIRD-QUARTER EARNINGS OF $1.69 PER SHARE - ADD ONE

         In the first nine months of 2003, Apache earned $856 million, or $5.27 per diluted share, surpassing the full-year record of $704 million set in 2001. Apache's cash from operations for the nine months exceeded $2 billion, more than the previous full-year record of $1.9 billion set in 2001.

         "Since the beginning of the year, Apache's production has increased by one-third, largely as a result of strategic acquisitions in the North Sea and the Gulf of Mexico but also as a result of our very successful drilling program," said G. Steven Farris, president and chief executive officer. "Exploration success in Egypt and Australia has added future production potential in both of those core areas.

         "During the third quarter, we increased production, completed a $200 million acquisition and still ended the period with a debt-to-capitalization ratio of 28.5 percent," Farris said.

         Apache marked additional significant progress on the operational and financial fronts during the third quarter:

         o Production commenced in China. The Zhao Dong field is currently producing approximately 16,000 barrels per day. Apache has a 24.5 percent interest in the field but its share of production is approximately 60 percent until capital and carried funds are recovered.

         o Apache made two oil discoveries in Western Australia's offshore Exmouth Sub-Basin. Apache has a 28.57 percent working interest in Crosby-1 discovery and a 31.501 percent interest in the Ravensworth-1 discovery.

         o Apache completed its acquisition of fields in the Gulf of Mexico from Shell Exploration and Production Company. Thus far in 2003, Apache has completed $1.5 billion in acquisitions.

         Apache Corporation is an independent oil and gas exploration and production company with core operations in the United States, Canada, Egypt, the United Kingdom North Sea and Western Australia.

                                     -more-

APACHE THIRD-QUARTER EARNINGS OF $1.69 PER SHARE - ADD TWO

         NOTE: Apache will conduct its quarterly conference call to discuss third quarter results on Thursday, Oct. 23, at 1 p.m. Central Time. The call will be webcast live on Apache's Web site, www.apachecorp.com. The conference call will be available for delayed playback by telephone for one week beginning at approximately 5 p.m. on Oct. 23. To access the telephone playback, dial (719) 457-0820 and provide Apache's confirmation code, 540371.

         This news release contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, expectations, beliefs, plans and objectives regarding Apache's future production. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays and difficulties in completing acquisitions and developing currently owned properties, the failure of exploratory drilling to result in commercial wells, delays due to the limited availability of drilling equipment and personnel, fluctuations in oil and gas prices, general economic conditions and the risk factors detailed from time to time in Apache's periodic reports and registration statements filed with the Securities and Exchange Commission.

                                      -end-

                                APACHE CORPORATION
                               FINANCIAL INFORMATION
                       (In thousands, except per share data)

                                                                       FOR THE QUARTER                   FOR THE NINE MONTHS
                                                                     ENDED SEPTEMBER 30,                 ENDED SEPTEMBER 30,
                                                               ------------------------------        ------------------------------
                                                                   2003               2002               2003               2002
                                                               -----------        -----------        -----------        -----------
REVENUES AND OTHER:
Oil and gas production revenues                                $ 1,110,015        $   655,917        $ 3,129,507        $ 1,837,570
Other                                                               (5,474)           (10,728)            (4,001)            (8,070)
                                                               -----------        -----------        -----------        -----------
  Total revenues and other                                       1,104,541            645,189          3,125,506          1,829,500
                                                               -----------        -----------        -----------        -----------

OPERATING EXPENSES:
Depreciation, depletion and amortization                           292,885            208,788            779,590            630,617
Asset retirement obligation accretion                               11,342                 --             27,100                 --
International impairments                                               --                 --                 --              4,600
Lease operating costs                                              194,574            116,314            514,995            339,544
Gathering and transportation costs                                  16,948              9,869             43,940             29,214
Severance and other taxes                                           41,587             16,064             98,883             48,769
General and administrative                                          34,692             25,463             93,097             78,830
                                                               -----------        -----------        -----------        -----------
  Total operating expenses                                         592,028            376,498          1,557,605          1,131,574
                                                               -----------        -----------        -----------        -----------

OPERATING INCOME                                                   512,513            268,691          1,567,901            697,926

FINANCING COSTS:
Interest expense                                                    48,784             38,787            127,908            117,120
Amortization of deferred loan costs                                    557                530              1,624              1,330
Capitalized interest                                               (14,222)           (10,029)           (38,072)           (30,493)
Interest income                                                     (1,247)            (1,215)            (2,749)            (3,427)
                                                               -----------        -----------        -----------        -----------
  Net financing costs                                               33,872             28,073             88,711             84,530
                                                               -----------        -----------        -----------        -----------

Preferred interests of subsidiaries                                  1,976              3,922              8,668             12,584
                                                               -----------        -----------        -----------        -----------

INCOME BEFORE INCOME TAXES                                         476,665            236,696          1,470,522            600,812
Provision for income taxes                                         199,704             90,168            636,883            227,302
                                                               -----------        -----------        -----------        -----------

INCOME BEFORE CHANGE IN ACCOUNTING PRINCIPLE                       276,961            146,528            833,639            373,510
Cumulative effect of change in accounting
  principle, net of tax                                                 --                 --             26,632                 --
                                                               -----------        -----------        -----------        -----------

NET INCOME                                                         276,961            146,528            860,271            373,510
Preferred stock dividends                                            1,420              1,406              4,260              9,395
                                                               -----------        -----------        -----------        -----------

INCOME ATTRIBUTABLE TO COMMON STOCK                            $   275,541        $   145,122        $   856,011        $   364,115
                                                               ===========        ===========        ===========        ===========

INCOME ATTRIBUTABLE TO COMMON STOCK
BEFORE CHANGE IN ACCOUNTING PRINCIPLE                          $   275,541        $   145,122        $   829,379        $   364,115
                                                               ===========        ===========        ===========        ===========

BASIC NET INCOME PER COMMON SHARE
Before change in accounting principle                          $      1.70        $       .96        $      5.15        $      2.46
                                                               ===========        ===========        ===========        ===========
After change in accounting principle                           $      1.70        $       .96        $      5.32        $      2.46
                                                               ===========        ===========        ===========        ===========

DILUTED NET INCOME PER COMMON SHARE
Before change in accounting principle                          $      1.69        $       .95        $      5.11        $      2.42
                                                               ===========        ===========        ===========        ===========
After change in accounting principle                           $      1.69        $       .95        $      5.27        $      2.42
                                                               ===========        ===========        ===========        ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                         161,875            151,097            160,954            147,716
                                                               ===========        ===========        ===========        ===========

                               APACHE CORPORATION
                             FINANCIAL INFORMATION
                     (In thousands, except per share data)

                                                               For the Quarter                 For the Nine Months
                                                             Ended September 30,               Ended September 30,
                                                         ----------------------------     ----------------------------
                                                             2003             2002            2003             2002
                                                         -----------      -----------     -----------      -----------
CAPITALIZED COSTS INCURRED:
  North America exploration and development              $   239,623      $   171,355     $   738,126      $   424,588
  International exploration and development                  128,797           81,763         326,829          200,342
                                                         -----------      -----------     -----------      -----------
                                                         $   368,420      $   253,118     $ 1,064,955      $   624,930
                                                         ===========      ===========     ===========      ===========

  Acquisitions:
     Oil and gas properties                              $   270,498      $    25,602     $ 1,501,312      $    29,855
     Gas gathering, transmission and
       processing facilities                                      --               --           5,484               --
                                                         -----------      -----------     -----------      -----------
  Total Acquisitions                                     $   270,498      $    25,602     $ 1,506,796      $    29,855
                                                         ===========      ===========     ===========      ===========

  Capitalized interest                                   $    14,222      $    10,029     $    38,072      $    30,493
  Property sales                                         $   (15,916)     $        --     $   (16,202)     $        --

                                                         September 30,    December 31,
                                                             2003             2002
                                                         -------------    -----------
BALANCE SHEET DATA:
  Preferred interests of subsidiaries                    $        --      $   436,626
  Total debt                                             $ 2,514,118      $ 2,158,815
  Shareholders' equity                                   $ 6,297,085      $ 4,924,280
  Common shares outstanding at end of period                 161,931          151,253


NON-GAAP FINANCIAL MEASURES:

Cash from operations represents net cash provided by operating activities before changes in operating assets and liabilities. Cash from operations is presented because management believes it is a useful adjunct to net cash provided by operating activities under accounting principles generally accepted in the United States (GAAP). Cash from operations is widely accepted as a financial indicator of an oil and gas company's ability to generate cash which is used to internally fund exploration and development activities and to service debt. Cash from operations is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities, as an indicator of cash flows, or as a measure of liquidity. The following table reconciles net cash provided by operating activities to cash from operations.

                                                              For the Three Months             For the Nine Months
                                                               Ended September 30,             Ended September 30,
                                                         ----------------------------     ----------------------------
                                                             2003             2002            2003             2002
                                                         -----------      -----------     -----------      -----------
  Net cash provided by operating activities              $   854,944      $   385,184     $ 2,079,109      $ 1,009,269
  Changes in operating assets and liabilities               (124,915)          17,460         (66,615)          70,793
                                                         -----------      -----------     -----------      -----------
  Cash from operations                                   $   730,029      $   402,644     $ 2,012,494      $ 1,080,062
                                                         ===========      ===========     ===========      ===========


Earnings per share before non-cash adjustments, a non-GAAP financial measure, excludes the impact of currency fluctuations (FX) on deferred taxes that management deems not representative of the Company's financial performance. Management believes this measure provides a clearer understanding of the Company's financial results and enables investors to better compare its results with those of other companies.

                                                                For the Periods
                                                           Ended September 30, 2003
                                                         ----------------------------
                                                         Three Months     Nine Months
                                                         ------------     -----------
  Earnings per share                                     $      1.69      $      5.27
  Non-cash impact of FX on deferred taxes                       0.12             0.48
                                                         -----------      -----------
  Earnings per share excluding non-cash impact
    of FX on deferred taxes                              $      1.81      $      5.75
                                                         ===========      ===========

                             APACHE CORPORATION
                            FINANCIAL INFORMATION


                                                                  FOR THE QUARTER                       FOR THE NINE MONTHS
                                                                ENDED SEPTEMBER 30,                     ENDED SEPTEMBER 30,
                                                        ----------------------------------        ----------------------------------
                                                             2003                 2002                 2003                 2002
                                                        -------------        -------------        -------------        -------------
FINANCIAL DATA:
(In thousands, except per share data)
Revenues and other                                      $   1,104,541        $     645,189        $   3,125,506        $   1,829,500
                                                        =============        =============        =============        =============

Income Attributable to Common Stock                     $     275,541        $     145,122        $     856,011        $     364,115
                                                        =============        =============        =============        =============

Basic Net Income Per Common Share:
     Before change in accounting principle              $        1.70        $         .96        $        5.15        $        2.46
                                                        =============        =============        =============        =============
     After change in accounting principle               $        1.70        $         .96        $        5.32        $        2.46
                                                        =============        =============        =============        =============

Diluted Net Income Per Common Share:
     Before change in accounting principle              $        1.69        $         .95        $        5.11        $        2.42
                                                        =============        =============        =============        =============
     After change in accounting principle               $        1.69        $         .95        $        5.27        $        2.42
                                                        =============        =============        =============        =============

Weighted Average Common Shares Outstanding                    161,875              151,097              160,954              147,716
                                                        =============        =============        =============        =============

Diluted Shares Outstanding                                    163,300              152,335              162,325              152,287
                                                        =============        =============        =============        =============


PRODUCTION AND PRICING DATA:

NATURAL GAS VOLUME - MCF PER DAY
   United States                                              717,988              492,165              658,231              515,603
   Canada                                                     319,522              316,307              315,307              317,542
   Egypt                                                      100,965              117,781              112,534              117,803
   Australia                                                  114,248              122,922              107,415              123,421
   North Sea                                                    3,321                   --                1,820                   --
   China                                                           --                   --                   --                   --
   Argentina                                                    7,858               11,250                7,466                7,931
                                                        -------------        -------------        -------------        -------------
     Total                                                  1,263,902            1,060,425            1,202,773            1,082,300
                                                        =============        =============        =============        =============

AVERAGE NATURAL GAS PRICE PER MCF
   United States                                        $        5.00        $        3.13        $        5.40        $        2.93
   Canada                                                        4.47                 2.29                 4.87                 2.53
   Egypt                                                         4.31                 4.06                 4.20                 3.58
   Australia                                                     1.47                 1.34                 1.39                 1.29
   North Sea                                                     1.88                   --                 1.95                   --
   China                                                           --                   --                   --                   --
   Argentina                                                     0.50                 0.40                 0.48                 0.43
     Total                                                       4.45                 2.74                 4.76                 2.68

OIL VOLUME - BARRELS PER DAY
   United States                                               75,593               52,510               68,535               54,255
   Canada                                                      25,790               25,231               25,143               25,178
   Egypt                                                       48,788               42,319               47,406               43,540
   Australia                                                   32,711               30,462               31,949               30,297
   North Sea                                                   42,111                   --               25,320                   --
   China                                                        3,131                   --                1,055                   --
   Argentina                                                      574                  621                  586                  627
                                                        -------------        -------------        -------------        -------------
     Total                                                    228,698              151,143              199,994              153,897
                                                        =============        =============        =============        =============

AVERAGE OIL PRICE PER BARREL
   United States                                        $       27.03        $       27.81        $       27.52        $       24.59
   Canada                                                       27.90                25.98                29.23                22.80
   Egypt                                                        27.16                26.72                27.30                24.14
   Australia                                                    29.04                27.55                29.45                24.39
   North Sea                                                    26.58                   --                26.10                   --
   China                                                        25.10                   --                25.10                   --
   Argentina                                                    28.42                26.67                29.14                23.15
     Total                                                      27.34                27.14                27.80                24.13

NGL VOLUME - BARRELS PER DAY
   United States                                                8,241                6,745                7,265                6,836
   Canada                                                       1,445                1,336                1,582                1,436
                                                        -------------        -------------        -------------        -------------
     Total                                                      9,686                8,081                8,847                8,272
                                                        =============        =============        =============        =============

AVERAGE NGL PRICE PER BARREL
   United States                                        $       19.23        $       14.33        $       20.99        $       14.48
   Canada                                                       17.62                14.82                18.85                12.58
     Total                                                      18.99                14.41                20.60                14.15